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                            THE VALUE LINE CASH FUND

                            ------------------------
                            Date 12/31/96


                                                                            32
                                                                       Month
                             1-DAY          7-DAY         30-DAY      To Date
                          =========       ========      ========    ==========

Div Per Share:             0.000274       0.001083      0.004125    0.004395

Annualized Yield:            10.01%          5.65%         5.02%       5.01%

Effective Yield:             10.53%           5.1%          5.4%       5.13%
                         ****************************************************
Dividend / Share:          1.000274       1.001083      1.004125    1.004395
                         __________      _________     _________    ========